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                             BANK PLUS CORPORATION

                               OFFER TO EXCHANGE

   $1,000 PRINCIPAL AMOUNT OF ITS 12% SENIOR NOTES DUE                , 2007
                       FOR EACH 40 SHARES OF OUTSTANDING
     12% NONCUMULATIVE EXCHANGEABLE PERPETUAL PREFERRED STOCK, SERIES A OF
                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK

To Our Clients:

  Enclosed for your consideration is a Prospectus dated              , 1997
(the "Prospectus") and a Notice of Rejection of Offer relating to the offer (the "Exchange Offer") by Bank Plus Corporation ("Bank Plus") to exchange 12%
Senior Notes due              , 2007 ("Senior Notes") of Bank Plus for shares
of 12% Noncumulative Exchangeable Perpetual Preferred Stock, Series A ("Preferred Stock") of its subsidiary, Fidelity Federal Bank, A Federal Savings Bank, on the terms and conditions set forth in the Prospectus.

  PURSUANT TO THE TERMS OF THE PREFERRED STOCK, AS SET FORTH IN THE PROSPECTUS, ALL SHARES OF PREFERRED STOCK WILL AUTOMATICALLY BE DEEMED TENDERED IN THE EXCHANGE OFFER AND WILL BE EXCHANGED FOR SENIOR NOTES EXCEPT AS SET FORTH BELOW AND EXCEPT TO THE EXTENT THAT A NOTICE OF REJECTION OF OFFER, DULY EXECUTED, SPECIFYING THAT ALL SHARES OF PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT ARE NOT TO BE EXCHANGED FOR SENIOR NOTES, HAS BEEN RECEIVED BY THE EXCHANGE AGENT (AS DEFINED IN THE PROSPECTUS) AND IS NOT WITHDRAWN
PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON               , 1997, UNLESS
THE EXCHANGE OFFER IS EXTENDED BY BANK PLUS (AS IT MAY BE SO EXTENDED, THE "EXCHANGE DATE").

  We are the holder of record of shares of Preferred Stock held for your account. The Exchange Offer can be rejected with respect to such shares only by us as the holder of record and pursuant to your instructions. THE NOTICE OF REJECTION OF OFFER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO REJECT THE EXCHANGE OFFER.

  Accordingly, we request that you instruct us as to whether you wish us to reject the Exchange Offer with respect to the shares held by us for your account by completing the instruction form printed on the back of this letter. IF YOU DO NOT EXPRESSLY INSTRUCT US TO REJECT THE EXCHANGE OFFER WITH RESPECT TO ALL OF THE SHARES OF PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT, ALL SUCH SHARES WILL BE AUTOMATICALLY EXCHANGED FOR SENIOR NOTES ON THE EXCHANGE DATE, SUBJECT TO THE CONDITIONS OF THE EXCHANGE OFFER AND EXCEPT AS SET FORTH BELOW. If you wish to accept the Exchange Offer with respect to the shares of Preferred Stock held by us for your account, you need do nothing at this time.

  We call your attention to the following:

  1. Your right to reject the Exchange Offer will expire at 12:00 midnight,
     New York City time, on            , 1997, unless Bank Plus extends the
     Exchange Offer.

  2. Pursuant to the terms of the Preferred Stock, dividends payable on shares of Preferred Stock after the Exchange Offer will be paid when, as and if declared by Fidelity's Board of Directors, at the reduced rate of 10% per annum.

  3. Preferred Stockholders who wish to have their shares exchanged in the Exchange Offer need do nothing at this time.

  4. If you choose not to reject the Exchange Offer, to the extent that the number of shares held by us for your account is not evenly divisible by 40, you will receive in the Exchange, in addition to Senior Notes, a certificate representing a number of shares of Preferred Stock equal to the amount by which the number of shares of Preferred Stock held by us for your account exceeds the closest multiple of 40.


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  YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO
SUBMIT A NOTICE OF REJECTION OF OFFER TO THE EXCHANGE AGENT THAT REFLECTS YOUR REJECTION OF THE EXCHANGE OFFER WITH RESPECT TO ALL OF THE SHARES OF PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT. YOUR RIGHT TO REJECT THE EXCHANGE OFFER
WILL TERMINATE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON               , 1997,
UNLESS THE EXCHANGE OFFER IS EXTENDED BY BANK PLUS.

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                       INSTRUCTION FORM WITH RESPECT TO
                              THE EXCHANGE OFFER

  The undersigned acknowledges receipt of your letter and the enclosed
Prospectus, dated                , 1997, and the related Notice of Rejection
of Offer in connection with the offer (the "Exchange Offer") by Bank Plus
Corporation ("Bank Plus") to exchange 12% Senior Notes due               ,
2007 of Bank Plus for shares of 12% Noncumulative Exchangeable Perpetual Preferred Stock, Series A ("Preferred Stock") of its subsidiary, Fidelity Federal Bank, A Federal Savings Bank.

  THE UNDERSIGNED UNDERSTANDS AND ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THE PREFERRED STOCK, IN ACCORDANCE WITH THE EXCHANGE OFFER, THE DIVIDEND RATE IN RESPECT OF SHARES OF PREFERRED STOCK WILL BE REDUCED TO 10% PER ANNUM AFTER
12:00 MIDNIGHT, NEW YORK CITY TIME, ON               , 1997.

  This will instruct you to REJECT the Exchange Offer with respect to all shares of Preferred Stock which are held by you for the account of the undersigned, the number of which is indicated below. This form need not be completed or returned by Preferred Stockholders who wish to accept the Exchange Offer.

                       ---------------------------------
                              AGGREGATE NUMBER OF
                           SHARES OF PREFERRED STOCK
                              HELD BY YOU FOR THE
                                ACCOUNT OF THE
                                  UNDERSIGNED
                       ---------------------------------

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